Exhibit 31.4

CERTIFICATION

I, Donald J. Zurbay, certify that:

  I have reviewed this Amendment No. 1 on Form 10-K/A of St. Jude Medical, Inc.; and

  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 21, 2013

/s/ DONALD J. ZURBAY

Donald J. Zurbay

Vice President, Finance and Chief Financial Officer